UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Digital Generation, Inc.
(Name of Registrant as Specified In Its Charter)

Meruelo Investment Partners LLC Alex Meruelo Living Trust Alex Meruelo Xavier A. Gutierrez Thomas H. Castro Paul F. Folino Lawrence M. Higby Frank P. Willey
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Meruelo Investment Partners LLC

9550 Firestone Blvd., Suite 105

Downey, California 90241

(562) 745-2355

Dear Fellow Stockholders:

Alex Meruelo, together with Meruelo Investment Partners LLC and the other participants in this solicitation (collectively, the "Meruelo Parties" or "we" or "us"), is the beneficial owner of 2,602,476 shares of common stock of Digital Generation, Inc. (the "Company"), representing approximately 9.4% of the shares outstanding.

We are sending you the attached proxy statement and the accompanying GOLD proxy card because we are soliciting proxies from stockholders of the Company to be used at the annual meeting of stockholders of the Company scheduled to be held at the Omni Mandalay Hotel Las Colinas, 221 E. Las Colinas Blvd., Irving, TX 75039 on Thursday, February 21, 2013 at 10:00 A.M. local time (including any adjournment(s) or postponement(s) thereof, the "Annual Meeting").

We intend to conduct a proxy solicitation in connection with the Annual Meeting of the Company to ensure that the interests of the stockholders, the true owners of the Company, are adequately represented in the Company's boardroom. To achieve this goal, we are seeking stockholder support to elect a slate of four independent director candidates nominated by us and approve proposals submitted by us, including a proposal to amend the Company's bylaws to expand the size of the Company's Board of Directors from eight to eleven total directors. If we are successful, the result will be that the Company will have a Board of Directors with eleven members, of whom four will be independent directors nominated by us.

We have lost confidence in the Company's incumbent directors. We do not believe the incumbent directors are acting in the best interests of the stockholders of the Company. As the largest stockholder of the Company, we continue to be disappointed by the disturbing lack of transparency and communication surrounding the Company's existing strategic alternatives process and other board and leadership failures, which we believe have contributed to the Company's lack of performance. We believe that stockholders are entitled to have a board that will, consistent with its fiduciary duties, exercise independent judgment and promptly explore all alternatives for maximizing stockholder value. We urge you to send a strong message to the Company that you want a board that will act in your best interests. We believe that the best way to send that message is by voting to elect our independent nominees and in favor of our other proposals.

Through the attached Proxy Statement, we are soliciting proxies to elect not only our four director nominees, but also the candidates who have been nominated by the Company other than David Kantor. This gives stockholders the ability to vote for the total number of directors up for election at the Annual Meeting. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement. There is no assurance that any of the Company's nominees will serve as directors if our nominees are elected.

We have nominated the independent candidates named in this proxy statement based upon their qualifications to be independent directors of the Company. Except as disclosed in our proxy statement, none of the candidates nominated by us has any material relationship or agreement with us or our affiliates. We invite you to review their qualifications. We believe that, if elected, these candidates will exercise their independent judgment in accordance with the fiduciary duties imposed by law in all matters that come before the Board of Directors and will act in your best interests and promptly explore all alternatives for maximizing stockholder value, which may include selling the Company to a third party or remaining independent.

Whether or not you plan to attend the Annual Meeting, we urge you to vote for the election of the independent candidates nominated by us and in favor of our other proposals by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope today. We urge you NOT to sign or return any proxy card sent to you by the Board of Directors. If you have previously signed a proxy card sent to you by the Board of Directors, you can revoke that proxy and vote for the election of the independent candidates nominated by us and in favor of our other proposals by signing, dating and returning the enclosed GOLD proxy card in the enclosed postage-paid envelope.

Remember, if your shares of common stock are held through a brokerage firm or bank, only it can exercise voting rights with respect to your shares and only upon receipt of instructions from you. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to vote your shares for the election of the independent candidates nominated by us and in favor of our other proposals.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of our proxy material, please contact our proxy solicitor at: 48 Wall Street, New York, NY 10005 or (800) 290-6427 (toll free). Banks and brokers may contact our proxy solicitor at (212) 269-5550 or via email at info@dfking.com.

Sincerely,

Alex Meruelo

February [__], 2013

PRELIMINARY COPY—SUBJECT TO COMPLETION
DATED JANUARY 25, 2013

ANNUAL MEETING OF STOCKHOLDERS
OF
DIGITAL GENERATION, INC.

PROXY STATEMENT
OF
Meruelo Investment Partners LLC

This proxy statement is furnished by Meruelo Investment Partners LLC, in connection with the solicitation of GOLD proxies to be used at the Annual Meeting of stockholders of Digital Generation, Inc., a Delaware corporation (the "Company"), and at any adjournments or postponements thereof (the "Annual Meeting"). References to "Meruelo," the "Meruelo Parties," "we," "us," and "our" refer to Meruelo Investment Partners LLC, Alex Meruelo Living Trust, Alex Meruelo, each of our nominees, and each other participant in the solicitation, as the context requires. Pursuant to this proxy statement, we are soliciting proxies from the holders of the Company's common stock to take the following actions:

•	to elect our nominees as directors of the Company at the Annual Meeting;

•	to amend the Company's bylaws to increase the size of the Board of Directors by three members from eight directors to eleven directors;

•	to amend the Company's bylaws to authorize only stockholders to fill newly created directorships on the Board of Directors;

•	to elect three of our nominees to fill the newly created directorships on the Board of Directors that would result from the approval of our proposal to amend the Company's bylaws to expand the size of the Board of Directors; and

•	to amend the Company's bylaws to repeal any amendments to the bylaws that were adopted by the Board of Directors without stockholder approval after October 14, 2010 (the date of the last publicly disclosed amendment to the Company's bylaws), except for any amendment to increase the size of the Board of Directors by 1 member from seven directors to eight directors.

The Company has announced that the Annual Meeting will be held at the Omni Mandalay Hotel Las Colinas, 221 E. Las Colinas Blvd., Irving, TX 75039 on Thursday, February 21, 2013 at 10:00 A.M. local time (including any adjournment(s) or postponement(s) thereof, the "Annual Meeting"). The Company has fixed the close of business on January 24, 2013 as the record date for determining the Company stockholders who will be entitled to vote at such meeting.

This proxy statement and the enclosed GOLD proxy card will first be sent or given to the Company's stockholders on or about February [__], 2013. The Company's principal executive offices are located at 750 W. John Carpenter Freeway, Suite 700, Irving, Texas 75039.

This solicitation is being made by the Meruelo Parties and not on behalf of the Board of Directors of the Company.

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IMPORTANT

Election of the independent candidates nominated by us and approval of our other proposals is, in our view, an important step in ensuring that you have a Board of Directors that we believe will, consistent with its fiduciary duties, exercise independent judgment, act in your best interests and promptly explore all alternatives for maximizing stockholder value, which may include selling the Company to a third party or remaining independent.

If you have already sent a proxy to the Board of Directors, you may revoke that proxy and vote for the election of the independent candidates nominated by us and in favor of our other proposals by signing, dating and mailing the enclosed GOLD proxy card.

If you have any questions or require any assistance in executing or delivering your proxy, please contact:

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Toll-free: (800) 290-6427
Banks and brokers: (212) 269-5550

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

Who is making this proxy solicitation?

The solicitation is made by the Meruelo Parties. Under the rules of the SEC, the independent candidates nominated by us are deemed to be participants in the solicitation. Please see the sections titled "The Independent Candidates" and Annex A for additional information regarding our nominees. For information regarding directors, officers and employees of the Meruelo Parties who may assist in the solicitation of proxies, please see Annex B.

Why are you soliciting my proxy?

We are soliciting proxies to elect a slate of independent directors because we believe you are entitled to have a Board of Directors that will, consistent with its fiduciary duties, exercise independent judgment, act in your best interests and promptly explore all alternatives for maximizing stockholder value. For a more complete description of the reasons we are asking for your proxy, please see "Reasons to Vote for the Independent Candidates and Our Other Proposals."

For what are you asking me to vote?

In order to elect a slate of independent directors who we believe will act in your best interests to maximize stockholder value, we are asking for your proxy to vote in favor of the proposals listed below:

o	Proposal 1 - To elect four independent candidates nominated by us as directors of the Company to fill the seats up for election at the Annual Meeting.

o	Proposal 3 - To amend the Company's bylaws to increase the size of the Board of Directors by three members from eight directors to eleven directors.

o	Proposal 4 - To amend the Company's bylaws to authorize only stockholders to fill newly created directorships on the Board of Directors.

o	Proposal 5 - To elect three of our nominees to fill the newly created directorships on the Company's Board of Directors that would result from the approval of Proposal 3.

o	Proposal 6 - To amend the Company's bylaws to repeal any amendments to the bylaws that were adopted by the Board of Directors without stockholder approval after October 14, 2010 (the date of the last publicly disclosed amendment to the Company's bylaws), except for any amendment to increase the size of the Board of Directors by 1 member from seven directors to eight directors.

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For the convenience of the Company's stockholders, we have numbered the proposals referred to in this proxy statement to conform to the numbering used by the Company in its proxy statement.

For a more complete description of the proposals for which we are asking you to grant us a proxy, please see "Our Proposals."

We urge you to return the GOLD proxy card and vote for the election of the independent candidates nominated by us to fill the board seats up for election with regard to Proposal 1 and Proposal 5 and in favor of Proposals 3 and 4 to amend the Company's bylaws.

What other matters are before the Company stockholders at the Annual Meeting?

At the Annual Meeting, stockholders will also be asked to consider the following matters:

Proposal 2 - To conduct an advisory vote on the Company's executive compensation.

We have no recommendation with respect to Proposal 2.

Who are you nominating for election to the Company's Board of Directors?

We have nominated the following four individuals to fill the board seats up for election: Thomas H. Castro; Paul F. Folino; Lawrence M. Higby; and Frank P. Willey. We have nominated the independent candidates named above based upon their qualifications to be independent directors of the Company. Each candidate has a proven track record of accomplishment in his areas of expertise and satisfies the criteria for being an independent director of the Company. Except as disclosed in this proxy statement, none of the candidates nominated by us has any material relationship or agreement with us or our affiliates. We invite you to review their qualifications described herein.

Who are the alternate nominees for election to the Company's Board of Directors?

We do not expect that any of the independent candidates nominated by us will be unable to stand for election or to serve as a director, but if any vacancy in the slate of the candidates nominated by us occurs for any reason, we reserve the right to nominate, in substitution for any such independent candidate, one or more alternate nominees.

If the independent candidates nominated by you are elected, what actions will they take?

We believe that, if elected, the independent candidates nominated by us will exercise their independent judgment in accordance with the fiduciary duties imposed by law in all matters that come before the Board of Directors and will act in your best interests and promptly explore all alternatives for maximizing stockholder value, which may include selling the Company to a third party or remaining independent.

Who can vote at the Annual Meeting?

The Company has announced that the close of business on January 24, 2013 has been fixed as the record date for determining the Company stockholders entitled to vote at the Annual Meeting. Accordingly, if you own shares at the close of business on January 24, 2013, you have the right to vote on all matters presented for stockholder action at the Annual Meeting.

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Many the Company stockholders hold their shares through a broker, dealer, commercial bank, trust company or other nominee, rather than directly in their own name. As summarized below, there are distinctions between shares held of record and those owned beneficially:

o	Stockholder of Record - If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record of those shares. As the stockholder of record, you can submit your voting instructions by mail, telephone or the Internet as described on the enclosed GOLD proxy card.

o	Beneficial Owner - If your shares are held by a broker, dealer, commercial bank, trust company or other nominee, you are considered the beneficial owner of shares held in "street name." In order for those shares to be voted at the Annual Meeting, you must provide your broker, dealer, commercial bank, trust company or other nominee instructions to vote your shares. Please follow the instructions provided by your broker, dealer, commercial bank, trust company, or other nominee to direct them how to vote your shares at the Annual Meeting.

What constitutes a quorum?

A quorum is the minimum number of shares that must be present in order to take action at a stockholder meeting. Under the Company's bylaws, a quorum will be present if holders of a majority of the stock issued and outstanding and entitled to vote on a matter at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes will be counted as present for the purpose of calculating whether a quorum is present at the Annual Meeting.

What should I do to vote for the election of the independent candidates nominated by you and in favor of your other proposals?

You can vote your shares for the election of the independent candidates nominated by us and in favor of our other proposals in one of four ways:

o	By Telephone. Submit a proxy by telephone by following the voting instructions on the enclosed GOLD proxy or voting instruction card. Your telephone vote authorizes the proxies to vote your shares in the same manner as if you had signed and returned a GOLD proxy card or voting instruction card.

o	By Internet. Submit a proxy by Internet by following the voting instructions on the enclosed GOLD proxy or voting instruction card. Internet voting procedures are designed to authenticate your identity, allow you to have your shares voted and confirm that your instructions have been properly recorded. Your submission of a proxy by Internet authorizes the proxies to vote your shares in the same manner as if you had signed and returned a GOLD proxy card or voting instruction card.

o	By Mail. Sign, date and promptly mail the enclosed GOLD proxy or voting instruction card in the enclosed postage-paid envelope.

o	In Person. Written ballots should be available from the Company at the Annual Meeting. If the Company does not provide a ballot that includes our proposals, we will provide a form of ballot to the independent inspector for the inspector to distribute at the Annual Meeting on our behalf. Nonetheless, to ensure that your shares are represented, we urge you to submit a proxy in advance of the Annual Meeting by promptly returning the GOLD proxy card by mail or by telephone or the Internet. You may always attend the Annual Meeting and vote in person if you wish. However, stockholders who have mailed GOLD proxy cards or transmitted their voting instructions by telephone or the Internet and who also attend the Annual Meeting do not need to vote again unless they wish to revoke their proxy and change their vote. Stockholders whose shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee must obtain a legal proxy, executed in such stockholder's favor, from the nominee in order for such stockholders to vote their shares in person at the Annual Meeting. Please contact our proxy solicitor if you have questions or need assistance in obtaining a legal proxy. If you plan to attend the Annual Meeting in person, please carefully note the procedures for admission to the Annual Meeting that the Company has set forth in its proxy statement.

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We urge you NOT to sign or return the Company's WHITE proxy card or otherwise provide proxies sent to you by the Company, even as a protest vote. If you have already done so, you may revoke your previously signed proxy by signing and returning a later dated GOLD proxy card in the enclosed postage-paid envelope, by submitting a proxy by telephone or the Internet (instructions appear on your GOLD proxy card) or by delivering a written notice of revocation to our proxy solicitor. Only your latest dated proxy or your vote in person at the Annual Meeting will be counted. The Company stockholders as of the close of business on the record date are urged to submit a GOLD proxy card even if their shares were sold after the record date.

If my shares are held in "street name" by my broker, dealer, commercial bank, trust company or other nominee, will they vote my shares for me?

Your broker, dealer, commercial bank, trust company or other nominee will not vote your shares on your behalf with respect to our proposals unless you provide instructions on how to vote. You should follow the instructions set forth in the voting instruction card regarding how to instruct your broker, dealer, commercial bank, trust company or other nominee to vote your shares on each of our proposals.

Without your voting instructions, your shares will not be voted for the election of the independent directors nominated by us and in favor of our other proposals. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to vote your shares for the election of the independent candidates nominated by us and in favor of our other proposals. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to our proxy solicitor so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

THE INDEPENDENT CANDIDATES

At the Annual Meeting, we will propose that Thomas H. Castro, Paul F. Folino, Lawrence M. Higby, and Frank P. Willey be elected as directors to fill the seats up for election at the Annual Meeting.

We are soliciting proxies to elect not only our four nominees, but also the candidates who have been nominated by the Company other than David Kantor. This gives stockholders the ability to vote for the total number of directors up for election at the Annual Meeting. The names, backgrounds and qualifications of the Company's nominees, and other information about them, can be found in the Company's proxy statement. There is no assurance that any of the Company's nominees will serve as directors if our nominees are elected.

Each of the independent candidates nominated by us and the alternate nominees has agreed to be named in this proxy statement and to serve as a director of the Company, if elected. We do not expect that any of the independent candidates nominated by us will be unwilling or unable to stand for election or to serve as a director, but if any vacancy in the slate of the candidates nominated by us occurs for any reason, we reserve the right to nominate, in substitution for any such independent candidate, one or more alternate nominees. In the event of such a substitution, the shares represented by the enclosed GOLD proxy card will be voted for the election of such substitute candidate or candidates in compliance with the rules of the Securities and Exchange Commission and any other applicable requirements.

We believe that each of the independent candidates nominated by us would be considered an independent director of the Company under the applicable NASDAQ rules and the Company's corporate governance guidelines. In addition, we believe that each of the independent candidates nominated by us would be considered independent under the heightened independence standards applicable to audit committee members under the rules of NASDAQ and the SEC.

Set forth below is information with respect to each independent candidate nominated by us, including a description of the specific experience, qualifications, attributes and skills that led to our conclusion that such independent candidate is qualified to serve as a director. Unless otherwise indicated, each independent candidate's business address is also the address of the organization in which his present principal occupation or employment is conducted:

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Name	Age	Experience, Qualifications, Attributes, and Skills
Thomas H. Castro

Mr. Castro has served on the board of directors of Time Warner Cable (NYSE: TWC), an S&P 500 and Fortune 150 company and one of the largest pay TV, internet, and telecommunications service providers in the U.S., since July 2006. Mr. Castro served as a member of the Special Committee of Independent Directors that negotiated and financed a $20.0 billion separation transaction of TWC from Time Warner, Inc. Mr. Castro is the founder of, and has served as, President and Chief Executive Officer of El Dorado Capital, LLC, a Houston-based private equity firm, since December 2008. Mr. Castro is also the founder of IMB Development Corporation, a private equity investment firm, and has served as its Managing Director since January 2012. Mr. Castro co-founded Border Media Partners, LLC, a radio broadcasting company, and served as its Vice Chairman from 2007 to December 2008 and its President and Chief Executive Officer from 2002 to 2007. Mr. Castro has previously owned and operated other radio stations. In 2007, Mr. Castro was named to the Ad Week Media All Star Team, and Radio Ink honored him as "Broadcaster of the Year. Mr. Castro also serves on the boards of: the Smithsonian Institution in Washington; Surdna Foundation of New York. Mr. Castro received degrees from Harvard College, the University of Madrid, in Spain, and CIDOC in Cuernavaca, Mexico.

Paul F. Folino	68

Mr. Folino is the Chairman of Emulex Corporation, a leading source of advanced storage networking infrastructure solutions, spanning host bus adapters, embedded storage switches, I/O controllers and SAN Storage Switches. Mr. Folino joined as President and Chief Executive Officer in May 1993. Mr. Folino was recognized as Ernst & Young’s 2000 Orange County Director of the Year for high growth technology. More recently, in 2012 Mr. Folino was recognized by the Orange County Business Journal as one of the “top 50 most influential business leaders” in Orange County. Mr. Folino is a director of Commercial Bank of California, Microsemi Corporation, CoreLogic, Inc. and Lantronix Corporation. Mr. Folino graduated cum laude with a Bachelor of Arts degree from Central Washington State University and received his Masters of Business Administration degree from Seattle University.

Lawrence M. Higby

Mr. Higby served as the President and Chief Executive Officer of Apria Healthcare from 2002 until November 2008 when he retired after leading the company through a $1.7 billion going-private transaction with Blackstone. Mr. Higby previously served as the Executive Vice President of Marketing for the largest division of the Times Mirror Company and a Senior Vice President of Marketing for both Times Mirror Cable Television and PepsiCo, Inc. Mr. Higby received Bachelor of Arts and Political Science degrees from UCLA and a degree from UCLA's Graduate School of Business.

Frank P. Willey

Mr. Willey serves as the Vice Chairman of Fidelity National Financial, Inc. (NYSE: FNF), the largest title insurance underwriter in the U.S., where he also served as President from January 1995 to March 2000. Mr. Willey currently serves as an Independent Director at Fisher Communications, Inc. and Independent Trustee at PennyMac Mortgage Investment Trust, and has previously served as a director of CKE Restaurants, Inc. Mr. Willey received his undergraduate degree from LeMoyne-Owen College and a graduate degree from Albany Law School.

The independent candidates nominated by us have also furnished additional miscellaneous information located in Annex A of this proxy statement as required by the SEC.

Compensation of the Company's Directors

We would expect that each of the independent candidates nominated by us would, if elected to the Company's Board of Directors, be compensated and indemnified by the Company for their service as directors consistent with the Company's past practices.

For a description of the Company's compensation and indemnification arrangements for its non-employee directors, see Annex C, which is derived from the Company's public filings. Other than as described therein, we are not aware of any other arrangements pursuant to which non-employee directors of the Company are compensated or indemnified for services as a director.

None of the independent candidates nominated by us or any of their respective associates has received any cash compensation, cash bonuses, deferred compensation or other compensation from or in respect of services rendered to or on behalf of the Company, or is subject to any arrangement described in Item 402 of Regulation S-K under the Securities Act of 1933.

The independent candidates nominated by us will not receive any compensation or indemnification from us for their service as directors of the Company.

Arrangements between the Meruelo Parties and the Independent Candidates

Meruelo Investment Partners LLC has entered into a nomination agreement with each of the independent candidates nominated by us (collectively, the "Nomination Agreements"). A copy of the form of each Nomination Agreement is attached as Annex D to this proxy statement, and the following summary is qualified in its entirety by reference to the full text of such agreement.

The Nomination Agreements provide that each independent candidate agrees to be nominated for election to the Company Board of Directors and, if elected, agrees to exercise his independent judgment in accordance with the fiduciary duties imposed by law in all matters that come before the Board of Directors. We will promptly reimburse each independent candidate for reasonable out-of-pocket expenses (including reasonable travel expenses and reasonable expenses of an independent counsel) incurred by such independent candidate in connection with the solicitation of proxies or his service as an independent candidate (but only to the extent incurred prior to the election and certification of the independent candidate to the Board of Directors). We have also agreed to indemnify each independent candidate from and against any and all reasonable expenses, damages, losses, liabilities, judgments and amounts paid or payable in settlement (collectively, "Losses") arising out of or in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation in connection with, relating to or arising out of the proxy solicitation or such person's role or status as an independent candidate for election to the Board of Directors (but (i) only to the extent relating to actions or omissions which occurred prior to the election and certification of such independent candidate to the Board of Directors and (ii) not to the extent it has been finally determined that such Losses result from (a) such independent candidate's gross negligence, willful misconduct or knowing violation of law or knowing violation of the terms of the nomination agreement or (b) reliance by us on any untrue statement of a material fact contained in the information, or any omission to state a material fact necessary in order to make such information not misleading, in either case that such independent candidate supplied to us in writing for inclusion in any materials disclosed by us in connection with the solicitation of proxies). The independent candidates' rights to indemnification under the Nomination Agreements includes the right to require us to advance all reasonable expenses incurred by the independent candidates in connection with any claim, action, suit, proceeding or investigation for which the independent candidates could be entitled to indemnification under the nomination agreements.

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OUR PROPOSALS

PROPOSAL 1: ELECTION OF DIRECTORS

According to the Company's bylaws, the Board of Directors shall consist of the number of directors designated in the Company's bylaws, divided into three classes. Each member of a class of directors holds office until the third succeeding annual meeting of the Company stockholders held after his or her election and until his or her successor is elected and qualified or until his or her death, resignation or removal. The Company has nominated three directors for election at the Annual Meeting.

At the Annual Meeting, we will nominate four nominees, Thomas H. Castro, Paul F. Folino, Lawrence M. Higby, and Frank P. Willey, for election to the Board of Directors ("Proposal 1").

If any of the independent candidates nominated by us is unwilling or unable to stand for election or to serve as a director, we reserve the right to nominate, in substitution for any such independent candidate, one or more alternate nominees. For more information on these independent candidates, please see "The Independent Candidates."

We believe that the incumbent directors of the Company have failed to act in the best interests of you, the Company's stockholders. We believe you are entitled to have a Board of Directors that will, consistent with its fiduciary duties, exercise independent judgment, act in your best interests and promptly explore all alternatives for maximizing stockholder value.

We ask you to elect the four independent candidates nominated by us to fill the seats up for election at the Annual Meeting, including the newly created directorships that would result from our proposed expansion of the Board of Directors if Proposal 4 is approved.

We believe that, if elected, these candidates will exercise their independent judgment in accordance with the fiduciary duties imposed by law in all matters that come before the Company's Board of Directors and will act in your best interests and promptly explore all alternatives for maximizing stockholder value, which may include selling the Company to a third party or remaining independent.

Assuming a quorum is present at the Annual Meeting, the nominees for election as directors who receive the most affirmative votes will be elected. There is no cumulative voting in the election of directors.

We strongly recommend a vote FOR the election of the independent candidate nominated by us at the Annual Meeting.

PROPOSAL 3: AMEND BYLAWS TO EXPAND THE BOARD

At the Annual Meeting, we will propose to amend Section 2 of Article III of the Company's bylaws to increase the size of the board of directors by three members from eight directors to eleven directors. We believe that the increase in the number of members of the Company's board of directors will establish a board of directors that, consistent with its fiduciary duties, is more likely to act in the best interests of stockholders and promptly explore all alternatives for maximizing stockholder value, which may include selling the Company to a third party or remaining independent. In order to increase the size of the board of directors, we will propose the following resolution ("Proposal 3"):

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"RESOLVED, that Section 2 of Article III of the bylaws is hereby amended and restated as follows:

Section 2. Number, Qualification, and Term of Office. The number of directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be eleven. Commencing with the 2012 annual meeting of stockholders, the directors shall be divided, with respect to the time for which they severally hold office, into three classes, which may or may not be equal or as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 2013 annual meeting of stockholders, the term of office of the second class to expire at the 2014 annual meeting of stockholders and the term of office of the third class to expire at the 2015 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders commencing with the 2012 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Directors need not be residents of the State of Delaware or shareholders of the Corporation. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders. Such election shall be by written ballot."

We strongly recommend a vote FOR the resolution to amend the Company's bylaws to increase the size of the Board of Directors by three members from eight directors to eleven directors.

PROPOSAL 4: AMEND BYLAWS TO AUTHORIZE ONLY STOCKHOLDERS TO FILL NEWLY CREATED DIRECTORSHIPS

At the Annual Meeting, we intend to propose to amend Section 5 of Article III of the Company's bylaws to authorize only stockholders to fill newly created directorships on the board of directors. The exclusive power to fill newly created directorships on the board of directors will provide the Company stockholders with a greater voice and enhance the board of directors' accountability to stockholders. In order to authorize only stockholders to fill newly created directorships on the board, we will propose the following resolution ("Proposal 4"):

"RESOLVED, that Section 5 of Article III of the bylaws is hereby amended and restated as follows:

Section 5. Vacancies. Newly created directorships resulting from any increase in the authorized number of directors may be filled only by the holders of a majority of the stock issued and outstanding and entitled to vote thereon (and may not be filled by the board of directors), and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. Such holders of a majority of the stock shall have the authority to designate the class of directors into which any newly appointed director is to be elected. Vacancies (other than newly created directorships resulting from any increase in the authorized number of directors) may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute."

Assuming a quorum is present at the Annual Meeting, approval of Proposal 4 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

We strongly recommend a vote FOR the resolution to amend the Company's bylaws to authorize only stockholders to fill newly created directorships on the Board of Directors.

8

PROPOSAL 5: ELECTION OF DIRECTORS TO FILL NEWLY CREATED DIRECTORSHIPS

At the Annual Meeting, we intend to vote to elect three of our nominees to fill the newly created directorships on the board of directors that will arise if Proposal 3 (to increase the size of the board of directors by three members) is approved ("Proposal 5"). Accordingly, we intend to propose the following resolution:

"RESOLVED, that the director candidates nominated by us be elected to the board of directors in the classes indicated to fill the three newly created directorships resulting from the increase in the number of members of the board of directors:

Our nominee who receives the fewest affirmative votes	Class Expiring at 2013
Our nominee who receives the second fewest affirmative votes	Class Expiring at 2014
Our nominee who receives the third fewest affirmative votes	Class Expiring at 2015

If any of the independent candidates nominated by us is unwilling or unable to stand for election or serve as a director, we reserve the right to nominate, in substitution for any such independent candidate, one or more alternate nominees. For more information on these independent candidates, please see "The Independent Candidates."

The approval of Proposal 5 is conditioned on the approval of Proposal 3. If Proposal 3 and Proposal 4 are approved, assuming a quorum is present at the Annual Meeting, the election of each of the candidates nominated by us pursuant to Proposal 5 requires the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereon. If Proposal 3 is approved but Proposal 4 is not approved, assuming a quorum is present at the Annual Meeting, the candidates who receive the most affirmative votes will be elected to the Board of Directors. There is no cumulative voting in the election of directors.

We strongly recommend a vote FOR the election of the independent candidates nominated by us to fill the newly created directorships on the Board of Directors that would result from the increase in the size of the Board of Directors by three members.

PROPOSAL 6: REPEAL OF BYLAW AMENDMENTS ADOPTED AFTER OCTOBER 14, 2010

At the Annual Meeting, we will propose to amend the Company's bylaws to repeal any amendments to the bylaws that were adopted by the board of directors without the approval of the Company's stockholders after October 14, 2010 (the date of the last publicly disclosed amendment to the Company's bylaws), except for any amendment to increase the size of the board of directors by one member from seven directors to eight directors. We are not currently aware of any bylaws or bylaw amendments that would be repealed by this proposal, but we believe that it is in the best interests of the Company and its stockholders that the bylaws not be further amended by the board of directors without the approval of the Company's stockholders. The purpose of this proposal is to prevent the incumbent directors from amending the Company's bylaws in an attempt to impede the nomination of the independent candidates (or any substitute therefor) or the proposal of other matters for stockholder action by us, to negatively impact our ability to solicit and/or obtain proxies from stockholders, to undermine the will of the stockholders expressed in those proxies or to modify the Company's corporate governance regime. Accordingly, we will propose the following resolution ("Proposal 6"):

"RESOLVED, that the bylaws are hereby amended to repeal any amendments thereto adopted by the Company's board of directors without stockholder approval after October 14, 2010 and prior to the effectiveness of this resolution, except for any amendment to increase the size of the board of directors by one member from seven directors to eight directors."

Assuming a quorum is present at the Annual Meeting, Proposal 6 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

We strongly recommend a vote FOR the resolution to amend the Company's bylaws to repeal any amendments to the bylaws that were adopted by the Board of Directors without the approval of the Company's stockholders after October 14, 2010, except for any amendment to increase the size of the board of directors by one member from seven directors to eight directors.

PROPOSAL 7: AMEND BYLAWS TO DECLASSIFY BOARD

                At the Annual Meeting, we will propose to amend Section 2 of Article III of the Company's bylaws to declassify the Board of Directors and otherwise amend the bylaws, as consistent with declassification ("Proposal 7"):

                "RESOLVED, that Section 2 of Article III of the bylaws is hereby amended and restated as follows:

Section 2. Number, Qualification, and Term of Office.  The number of directors which shall constitute the whole Board of Directors of the Corporation shall be eleven (11), until otherwise fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall not be less than one.  At the 2012 annual meeting of stockholders and each annual meeting thereafter, directors shall be elected or re-elected for terms expiring at the next annual meeting following their election or re-election. A director shall hold office until his or her successor shall have been duly elected and qualified, subject to his or her prior death, resignation, retirement, disqualification or removal from office. Directors need not be residents of the State of Delaware or shareholders of the Corporation.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders.  Such election shall be by written ballot."

                "FURTHER RESOLVED, that Section 4 of Article III of the Bylaws is hereby deleted in its entirety and replaced with the word "[RESERVED]."

                Assuming a quorum is present at the Annual Meeting, Proposal 7 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

                We strongly recommend a vote FOR the resolution to amend the Company's bylaws to declassify the Board of Directors.

PROPOSAL 8: ALLOW THE EXISTING POISON PILL TO EXPIRE

RESOLVED, that the stockholders request that the Board of Directors not extend the existing poison pill (referred to as a rights plan), unless the holders of a majority of the outstanding shares of common stock approve extending the expiration date.

PROPOSAL 9: SUBMIT FUTURE POISON PILLS TO STOCKHOLDER VOTE

RESOLVED, that the stockholders request that the Board of Directors adopt a rule to redeem any future poison pill or similar plan unless such pill or plan is submitted to a stockholder vote, as a separate ballot item, within 12 months.

REASONS TO VOTE FOR THE INDEPENDENT CANDIDATES AND OUR OTHER PROPOSALS

We urge all the Company stockholders to vote FOR the election of the independent candidates nominated by us and FOR our other proposals.

9

A vote for the election of the independent candidates nominated by us and in favor of our other proposals lets the Company know that you want directors who will exercise independent judgment, act in your best interests and promptly explore all alternatives for maximizing stockholder value.

We believe that the incumbent Board of Directors has not acted in the best interests of the Company's stockholders. We believe you are entitled to have a Board of Directors that will, consistent with its fiduciary duties, exercise independent judgment, act in your best interests and promptly explore all alternatives for maximizing stockholder value.

These independent candidates were nominated based on their qualifications to be independent directors of the Company, including their proven track records in their respective areas of expertise. Except as disclosed herein, none of the candidates nominated by us nor the alternate nominees has any material relationship or agreement with us or our affiliates. We invite you to review their qualifications.

We believe that, if elected, the independent candidates nominated by us will exercise their independent judgment in accordance with the fiduciary duties imposed by law in all matters that come before the Board of Directors and will act in your best interests and promptly explore all alternatives for maximizing stockholder value, which may include selling the Company to a third party or remaining independent.

You can take some immediate steps to help obtain the maximum value for your shares:

(1) sign, date and return your GOLD proxy card today or submit a proxy by telephone or the Internet by following the voting procedures described on the GOLD proxy card, voting for the election of the independent candidates nominated by us and in favor of our other proposals or, if your shares are held in "street name," instruct your broker, dealer, commercial bank, trust company or other nominee to vote your shares for the election of the independent candidates nominated by us and in favor of our other proposals; and

(2) make your views known to the Board of Directors.

By taking these steps, you will give the Board of Directors a clear message that it should act in the best interests of the Company stockholders and promptly explore all alternatives for maximizing stockholder value.

BACKGROUND OF THE SOLICITATION

[RESERVED]

VOTING AND PROXY PROCEDURES

Eligibility to Vote

According to publicly available information, the Company's common stock is its only outstanding class of voting securities, and each share entitles its record holder to one vote. The Company has announced that the close of business on January 24, 2013 has been fixed as the record date for determining the Company stockholders entitled to vote at the Annual Meeting. If you were a stockholder on the record date, you may vote your shares at the Annual Meeting even if you have sold your shares before or after the record date, subject to the rights, if any, of your transferees under applicable law. Accordingly, please vote the shares held by you on the record date, or grant a proxy to vote such shares on the GOLD proxy card.

Quorum Requirements

Under the Company's bylaws, a quorum will be present if holders of a majority of the stock issued and outstanding and entitled to vote on a matter at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. All shares present in person or represented by proxy at the Annual Meeting, including shares that are not voted (such as broker non-votes) and shares that vote to "abstain" or "withhold" will be counted for purposes of determining whether a quorum is present.

10

Vote Requirements

According to the Company's Proxy Statement on Schedule 14A filed with the SEC on February [__], 2013, there were [__________] shares outstanding as of January 24, 2013.

With respect to Proposal 1 (to elect four candidates nominated by us to fill the seats up for election at the Annual Meeting), the nominees who receive the most affirmative votes for such seats will be elected to the Board of Directors. Broker non-votes and shares as to which the vote is "withheld" will not be counted and, therefore, will not have any effect on the outcome of the election.

The approval of Proposal 3 (to amend the bylaws to increase the size of the Board of Directors by three members) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

The approval of Proposal 4 (to amend the bylaws to authorize only stockholders to fill newly created directorships on the Board of Directors) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes will not be counted and, therefore, will not have any effect on the outcome of Proposal 4, and shares that vote to "abstain" will have the same effect as a vote against Proposal 4.

The approval of Proposal 5 (to elect three independent candidates nominated by us to fill the newly created directorships on the Board of Directors that would result from the approval of Proposal 3) is conditioned on the approval of Proposal 3. If Proposal 3 and Proposal 4 are approved, the election of each of the candidates nominated by us pursuant to Proposal 5 requires the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereon, and broker non-votes and shares as to which the vote is "withheld" will have the same effect as a vote against. If Proposal 3 is approved but Proposal 4 is not approved, the candidates nominated to fill the seats up for election at the Annual Meeting who receive the most affirmative votes will be elected to the Board of Directors, and broker non-votes and shares as to which the vote is "withheld" will not be counted and, therefore, will not have any effect on the outcome of the election.

The approval of Proposal 6 (to amend the bylaws to repeal any amendments to the bylaws that were adopted by the Board of Directors without stockholder approval after October 14, 2010, except for any amendment to increase the size of the board of directors by one director from seven directors to eight directors) requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes will not be counted and, therefore, will not have any effect on the outcome of Proposal 6, and shares that vote to "abstain" will have the same effect as a vote against Proposal 6.

Voting by Proxy

Your proxy is important, no matter how many shares you own. Whether or not you are able to attend the Annual Meeting, we strongly urge you to vote for the election of the independent candidates nominated by us and in favor of our other proposals.

If your shares are registered in your own name, please sign, date and return the enclosed GOLD proxy card today to our proxy solicitor in the enclosed postage-paid envelope, or you may vote by telephone or the Internet by following the instructions on the enclosed GOLD proxy card.

If your shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a GOLD proxy card with respect to your shares and only upon receipt of instructions from you. Accordingly, it is critical that you follow the instructions set forth in the voting instruction card and promptly contact the person responsible for your account and give instructions to vote your shares for the election of the independent candidates nominated by us and in favor of our other proposals. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to our solicitor so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

11

All valid proxies received prior to the Annual Meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy card, the shares will be voted in accordance with that specification. If no specification is made, the persons named in the enclosed GOLD proxy card will vote your shares for the independent candidates nominated by us and in favor of our other proposals.

Execution of the GOLD proxy card will not affect your right to attend the Annual Meeting and to vote in person.

Other Proposals to be Considered at the Annual Meeting

In addition to our proposals, the Company's proxy statement indicates that one other matter will be voted upon at the Annual Meeting. Please see the Company's proxy statement for a more detailed description of this proposal.

The Company stockholders will hold an advisory vote to approve the Company's compensation of the "named executive officers" disclosed in the Company's definitive proxy statement ("Proposal 2"). The approval of Proposal 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Broker non-votes will not be counted and, therefore, will not have any effect on the outcome, and shares that vote to "abstain" will have the same effect as a vote against.

We have no recommendation with respect to Proposal 2. We will vote proxies for or against Proposal 2 as you direct on your GOLD proxy card, or, if no direction is indicated on your GOLD proxy card, we will abstain from voting your proxy on Proposal 2.

Meruelo and its affiliates do not know of any other business that will be presented at the Annual Meeting. If, however, other matters are properly presented, the persons named in the enclosed GOLD proxy card will vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy. As a result, by signing, dating and returning the enclosed GOLD proxy card, stockholders will not be able to exercise their full voting power in the event that additional business is presented at the Annual Meeting (including if such business is announced in a proxy statement circulated by the Company). Instead, if such additional business is presented, the persons named in the enclosed GOLD proxy card will vote the shares represented thereby in accordance with their best judgment in relation to such additional business.

Revocation of Proxies

You may revoke or change your proxy instructions, including proxies already given to the Company, at any time before it is voted at the Annual Meeting by: (i) signing and delivering a written notice of revocation bearing a later date than the proxy, (ii) submitting a later dated proxy by mail, telephone or the Internet or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). To be effective, any written notice of revocation or subsequent proxy must be delivered to our proxy solicitor or to the Secretary of the Company before the shares have been voted at the Annual Meeting. If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you must follow the instructions set forth in the voting instruction cards to vote or revoke your earlier vote.

Although a revocation is effective if delivered to the Secretary of the Company, we recommend that either the original or a copy of any revocation be mailed to our proxy solicitor at the address listed above, so that we will be aware of all revocations.

12

OTHER INFORMATION

Solicitation of Proxies

Information regarding directors, officers and employees of the Meruelo Parties who may assist in the solicitation of proxies is included in Annex B. No additional compensation will be paid for such services. Solicitation may be conducted in person, by telephone, electronically or by other means of communication.

We have retained D.F. King & Co., Inc. as our proxy solicitor to assist in soliciting GOLD proxies from banks, brokers, nominees, institutions and individuals. We have agreed to pay our proxy solicitor a fee of not more than $[__] for assisting us in soliciting proxies for the Annual Meeting, and have agreed to reimburse our proxy solicitor for its reasonable out-of-pocket expenses. The agreement with our proxy solicitor contains customary indemnification provisions. Our proxy solicitor anticipates that it will use approximately [__] persons in its solicitation efforts. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held as of the record date. We may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith. In addition, directors, officers and certain employees of the Meruelo Parties may solicit GOLD proxies.

All costs incidental to the solicitations of proxies on our behalf will be borne by us and we will not seek reimbursement of such costs from the Company or otherwise. Total expenditures spent for, in furtherance of or in connection with the solicitation of proxies on our behalf are estimated to be approximately $[__]. Such costs do not include costs represented by salaries and wages of our regular employees and officers. Total expenditures to date are approximately $[50,000].

Security Ownership of Certain Beneficial Owners and Management of the Company

Information regarding security ownership of certain beneficial owners and management of the Company is included in Annex E to this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting

This proxy statement is, and all other soliciting material filed by Meruelo after the date of this proxy statement will be, available at [_________].

Deadline for Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting

Stockholder Proposals for Inclusion in the Company's 2013 Proxy Statement. Under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, in order for stockholder proposals to be considered for inclusion in the Company's proxy statement for the 2013 annual meeting, such proposals must be received at the Company's principal executive offices by not less than 120 calendar days before the first anniversary of the date on which the Company's definitive proxy statement for the Annual Meeting was first released to stockholders. If the Annual Meeting is not held, or the date of the 2013 annual meeting varies by more than 30 days from the date of the Annual Meeting, the Company will be required, in a timely manner, to inform stockholders of such change, and stockholder proposals must be received a reasonable time before the Company begins to print and mail the proxy materials for the 2013 annual meeting in order to be considered for inclusion in the Company's proxy statement.

Other Stockholder Proposals for Presentation at the 2013 Annual Meeting. Alternatively, stockholders intending to present a proposal or nominate a director for election at the 2013 annual meeting without having the proposal or nomination included in the Company's 2013 proxy statement must comply with the requirements set forth in the Company's bylaws. Under the Company's bylaws, for notices of nominations or other business to be properly brought before an annual meeting, notice must be delivered or mailed to the Company's Secretary and received at the principal executive offices of the Company not later than the close of business 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, in the event the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company not later than the close of business on the later of the 90th day prior to the date of the meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The proposal or nomination must contain the information required by the Company's bylaws, a copy of which is available upon request to the Company's Secretary.

13

Information Concerning the Company

The information concerning the Company contained in this proxy statement has been taken from, or is based upon, publicly available information. Non-public information concerning the Company was not available to us for the purpose of preparing this proxy statement. the Company has not cooperated with us in, and has not been involved in, the preparation of this proxy statement and has not verified the information contained in this proxy statement. Publicly available information concerning the Company may contain errors. Meruelo has no knowledge that would indicate that any statements contained herein regarding the Company, based upon such publicly filed reports and documents, are inaccurate, incomplete or untrue.

Forward-Looking Statements

This proxy statement contains certain "forward-looking statements." These forward-looking statements may be identified by words such as "may," "will," "expects," "believes," "anticipates," "projects," "intends," "should," "seeks," "estimates," "future," or similar expressions or by discussion of, among other things, strategies, goals, plans or intentions. Various factors may cause actual results to differ materially in the future from those reflected in forward-looking statements contained in this document, among others: (1) economic and currency conditions; (2) competitive and technological factors; and (3) risks and uncertainties relating to the proposed transaction.

14

Annex A

INFORMATION CONCERNING INDEPENDENT CANDIDATES

Each of the independent candidates has consented to being named as a nominee in this proxy statement and, if elected, to serve as a director of the Company.

None of the independent candidates nor any of their associates presently holds, or has held in the past, any position or office with, or served as a director of, the Company or any of its subsidiaries or affiliates. No occupation or employment was carried on by any of the independent candidates with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, and none of the independent candidates has ever served on the Board of Directors.

Except as disclosed herein, there are no arrangements or understandings between the independent candidates and any other party pursuant to which any such candidate or alternate nominee was or is to be selected as a director or nominee to the Board of Directors.

There are no family relationships (as defined in Item 401(d) of Regulation S-K under the Securities Act of 1933) among any of the independent candidates or between any of the independent candidates, on the one hand, and any director or executive officer of the Company, on the other hand.

None of the independent candidates has been involved in any legal proceedings that would be required to be disclosed under Item 401(f) of Regulation S-K.

There are no material proceedings in which any of the independent candidates nominated by us nor any of their associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

None of (i) the independent candidates, (ii) their immediate family members (as defined in 404(a) of Regulation S-K), (iii) corporations or organizations for which any of the independent candidates is an executive officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities or (iv) trusts or other estates in which any of the independent candidates has a substantial beneficial interest or serves as a trustee or in a similar capacity has been indebted to the Company or its subsidiaries at any time since January 1, 2011, in an amount in excess of $120,000. the Company has not arranged for any loans to be made to, or for, any of the independent candidates by others.

None of the relationships regarding the independent candidates described under Item 404(b) of Regulation S-K exists or has existed since January 1, 2011. There are no relationships involving any of the independent candidates or any of their associates, that would have required disclosure under Item 402(j) of Regulation S-K had the independent candidates been directors of the Company.

Except as disclosed herein, since January 1, 2011 none of the independent candidates nor any of their associates has any direct or indirect material interest in any transaction or series of transactions, or currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. In the ordinary course of business, certain employers or past employers of the independent candidates may be or have been customers of the Company.

Neither the independent candidates nor any of their associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or its affiliates will or may be a party.

Except as set forth herein or in Schedule I to this Annex A, none of the independent candidates nor any of their respective associates own beneficially (directly or indirectly) any shares or other securities of the Company or its subsidiaries. Except as set forth herein or in Schedule I to this Annex A, none of the independent candidates (i) own of record any shares or other securities of the Company, (ii) have purchased or sold any securities of the Company in the past two years or (iii) are, or have been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any securities of the Company.

We believe that, if elected, the independent candidates nominated by us will exercise their independent judgment in accordance with the fiduciary duties imposed by law in all matters that come before the Board of Directors and will act in your best interests and promptly explore all alternatives for maximizing stockholder value, which may include selling the Company to a third party or remaining independent. Except as disclosed herein, none of the independent candidates, the alternate nominees nor any of their associates has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter which we believe will be acted upon at the Annual Meeting.

A-1

Schedule I to Annex A

Purchase AND Sale Transactions

Transaction Date	Transaction	Shares	Price
04-Apr-2012	BUY	12,800.	9.8551
09-Apr-2012	BUY	20,000.	9.1300
25-Apr-2012	SELL	(20,000.)	9.9000
01-May-2012	SELL	(32,304.)	9.8817
09-May-2012	SELL	(92,371.)	9.7598
10-May-2012	BUY	175,815.	8.1366
11-May-2012	BUY	200,000.	7.9024
06-Jun-2012	SELL	(50,000.)	9.8500
13-Jun-2012	BUY	40,000.	11.9463
21-Jun-2012	BUY	70,434.	12.4585
22-Jun-2012	BUY	150,000.	12.4124
25-Jun-2012	BUY	11,120.	12.2450
26-Jun-2012	BUY	7,251.	12.2000
27-Jun-2012	BUY	7,580.	12.2000
06-Jul-2012	BUY	8,148.	12.2307
09-Jul-2012	BUY	78,077.	12.2187
10-Jul-2012	BUY	13,775.	12.1800
02-Aug-2012	BUY	5,000.	9.9900
02-Aug-2012	BUY	5,000.	9.9700
02-Aug-2012	BUY	5,000.	9.9500
08-Aug-2012	BUY	12,546.	10.6500
08-Aug-2012	BUY	25,000.	10.4246
08-Aug-2012	BUY	25,000.	10.6084
09-Aug-2012	BUY	192,393.	11.1151
09-Aug-2012	BUY	6,898.	11.0306
10-Aug-2012	BUY	461,434.	9.7613
13-Aug-2012	BUY	207,500.	8.8943
14-Aug-2012	BUY	250,000.	8.5793
15-Aug-2012	BUY	68,900.	8.4923
16-Aug-2012	BUY	228,520.	9.3096
17-Aug-2012	BUY	180,315.	9.3770
20-Aug-2012	BUY	223,970.	9.4305

A-2

Annex B

PARTICIPANTS

Set forth below are the names, principal business addresses and principal occupations or employment of the directors, officers, employees and other representatives of the Meruelo Parties who may assist in our solicitation of proxies in connection with the Annual Meeting, and the name, principal business and address of any corporation or other organization in which their employment is carried on. Information with respect to the independent candidates nominated by us is included in the attached proxy statement and in Annex A thereto. To the extent any of these individuals assists the Meruelo Parties in their solicitation of proxies for the Annual Meeting, these persons may be deemed "participants" under SEC rules.

In addition to our nominees, the participants in the solicitation may include the following persons: (a) Alex Meruelo Living Trust ("Meruelo Trust"); (b) Meruelo Investment Partners LLC ("Meruelo Partners"); (c) Alex Meruelo; and (d) Xavier A. Gutierrez.

Alex Meruelo Living Trust

Meruelo Trust is a revocable intervivos trust. The principal business of Meruelo Trust is serving as a revocable intervivos trust.

Meruelo Investment Partners LLC

Meruelo Partners acts as an investment adviser or manager to other persons and accounts and may be deemed to beneficially own securities owned or held by or for the account or benefit of such persons and accounts, including Meruelo Trust. The principal business of Meruelo Partners is serving as an investment adviser or manager to other persons and accounts.

Alex Meruelo

Mr. Meruelo is the trustee of Meruelo Trust and Chief Executive Officer and Chairman of Meruelo Partners and may be deemed to control, and beneficially own securities owned or held by, Meruelo Partners. The present principal occupation of Mr. Meruelo is serving as the principal of the Meruelo Group. Meruelo Group is a privately-held investment holding company with significant interests in diversified industries, including real estate management and development, utility construction, hospitality and gaming, food services (manufacturing, distribution, and restaurant operations), banking and other financial services, and television broadcast media.

Xavier A. Gutierrez

Mr. Gutierrez is the President and Chief Investment Officer of Meruelo Partners. The present principal occupation of Mr. Gutierrez is serving as the President and Chief Investment Officer of the Meruelo Group.

The business address of each participant and related party identified herein is c/o Meruelo Group, 9550 Firestone Blvd., Suite 105, Downey, California 90241.

Beneficial Ownership of Participants

The participants are beneficial owners of shares of the Company's common stock as follows:

Participant	Shares
Alex Meruelo Living Trust	2,547,476
Meruelo Investment Partners LLC	2,602,476
Alex Meruelo	2,602,476
Xavier A. Gutierrez	0

B-1

Interests of Participants

Except as set forth herein or in Schedule I to Annex A, none of the participants nor any of their respective associates own beneficially (directly or indirectly) any shares or other securities of the Company or its subsidiaries. Except as set forth herein or in Schedule I to Annex A, none of the participants (i) own of record any shares or other securities of the Company, (ii) have purchased or sold any securities of the Company in the past two years or (iii) are, or have been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any securities of the Company.

Except as set forth herein, to our knowledge, after reasonable inquiry, with respect to the individuals listed in this Annex B:

Except as described herein, no such person and no associate of any such person has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter which we believe will be acted upon at the Annual Meeting.

During the past ten years, no such person has been convicted in a criminal proceeding or has been named the subject of a pending criminal proceeding (excluding traffic violations or similar misdemeanors).

No such person is the beneficial owner, directly or indirectly, of any the Company securities.

No such person is the record owner of any the Company securities.

No such person is the beneficial owner, directly or indirectly, of any securities of any parent or subsidiary of the Company.

No associate of any such person is the beneficial owner, directly or indirectly, of any the Company securities.

No such person has purchased or sold the Company securities within the past two years.

No such person is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

No such person has an arrangement or understanding with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

No associate of any such person has an arrangement or understanding with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                Since January 1, 2011, no such person nor any associate of such person has had any direct or indirect material interest in any transaction or series of transactions, or currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000. In the ordinary course of business, certain employers, past employers or companies with which such persons have been associated may be or have been customers of the Company.

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Annex C

COMPENSATION AND INDEMNIFICATION OF NON-EMPLOYEE DIRECTORS

The information below describing the Company's compensation and indemnification arrangements for its non-employee directors is based solely on the Company's public filings. For purposes of this Annex C, each reference to "our" is a reference to the Company, unless otherwise required by context.

Compensation

Director Compensation Table

The following table sets forth a summary of the compensation paid to our non-employee directors pursuant to the Company's compensation policies for the fiscal year ended December 31, 2011.

Name(1)	Fees Earned ($)	Stock-based Compensation(2)	Total ($)
William Donner(3)	43,500	94,982	138,482
Lisa Gallagher(7)	37,500	94,982	132,482
Kevin C. Howe(3)	43,500	94,982	138,482
David M. Kantor	43,500	94,982	138,482
Anthony J. LeVecchio(4)	28,750	61,940	90,690
John R. Harris	57,750	94,982	152,732
Jeff Rich(5)	31,500	156,322	187,822
C. H. Moore(6)	35,000	156,922	191,922

(1)	Scott Ginsburg, our Executive Chairman, Neil Nguyen, our President and Chief Executive Officer, and Omar Choucair, our Executive Vice President and Chief Financial Officer, are not included in this table because they are employees and thus receive no compensation for their services as directors. The compensation received by Messrs. Ginsburg, Nguyen and Choucair as employees is shown in the Summary Compensation Table above. Mr. Choucair resigned from his position as a member of the Board of Directors as of May 31, 2012.

(2)	Represents the grant date fair value determined in accordance with ASC Topic 718 of the stock awards granted to each non-employee director during 2011. See Note 12 to our Consolidated Financial Statements included in the Form 10-K for details as to the assumptions used to determine the grant date fair value of stock awards. Amounts shown are based on the fair value of the entire award on the grant date, regardless of vesting requirements. Except with respect to Messrs. Kantor, Rich, Moore, Donner, Howe, and LeVecchio, and Ms. Gallagher, the 5,268 restricted stock units granted to our non-employee directors on November 1, 2011 represent the non-employee directors' only outstanding equity awards as of December 31, 2011. As of December 31, 2011, Mr. Kantor also holds options to purchase 17,500 shares of our common stock. As of December 31, 2011, Messrs. Rich and Moore also each held 2,000 shares of restricted stock granted to them upon their appointment to the Board of Directors in 2011. Messrs. Donner, Howe and LeVecchio were no longer members of the Board of Directors as of December 31, 2011 and therefore had no outstanding equity awards at that time.

(3)	Messrs. Donner and Howe did not stand for re-election to the Board of Directors at our Annual Shareholder Meeting on November 1, 2011, and ceased to serve as directors on that date.

(4)	Mr. LeVecchio resigned from the board effective June 28, 2011.

(5)	Mr. Rich was elected to our Board of Directors in March, 2011 and was awarded 2,000 shares of restricted stock on March 16, 2011 with a grant date fair value of $61,340. These shares of restricted stock remained unvested as of December 31, 2011, in addition to the restricted stock unit award on November 1, 2011 described in (2) above, represented Mr. Rich's only outstanding equity awards as of December 31, 2011.

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(6)	Mr. Moore was elected to our Board of Directors in June, 2011 and was awarded 2,000 shares of restricted stock on June 30, 2011 with a grant date fair value of $61,940. These shares of restricted stock, remained unvested as of December 31, 2011, in addition to the restricted stock unit award on November 1, 2011 described in (2) above, represented Mr. Moore's only outstanding equity awards as of December 31, 2011.

(7)	Ms. Gallagher will not stand for re-election to the Board of Directors at our Annual Meeting on February 21, 2013, and will cease to serve as a director on that date.

Director Compensation Policy and Other Payments

Messrs. Ginsburg and Nguyen are not paid any fees or other compensation for services as members of our Board of Directors or of any committee of our Board of Directors.

Until April 1, 2011, the non-employee members of our Board of Directors received compensation for services provided as a director as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid its directors an annual cash retainer of $12,000 plus $1,500 per Board of Directors meeting attended, plus $1,500 per meeting of each committee or special assignments of the Board of Directors.

Effective April 1, 2011, the Company changed its director compensation policy by increasing the annual cash retainer to $40,000 and eliminating the fees paid for attending meetings. The annual cash retainer will increase to $50,000 effective January 1, 2012. In addition, the annual retainer paid to the chairman of each committee was increased as follows:

Audit Committee Chairman Retainer	$20,000
Compensation Committee Chairman Retainer	$15,000
Nominating Committee Chairman Retainer	$12,000

Prior to April 1, 2011, members of our Board of Directors received an award of 2,000 shares of restricted stock upon joining the Board of Directors, which shares vested ratably over three years. Members of our Board of Directors are also eligible to receive grants of equity awards on an annual basis in line with recommendations by the Compensation Committee. Commencing April 1, 2011, each member of the Board of Directors receives an annual restricted stock award on the date of each annual meeting of the Company's stockholders, commencing with the 2012 annual meeting of the Company's stockholders, with an estimated grant-date fair value of $95,000. These annual awards will vest on the first anniversary of the date of grant. In addition, all of these awards will vest in the event of a change of control. Members of our Board of Directors are also eligible to receive grants of equity awards upon joining the Board of Directors. In 2012, the $95,000 equity award was paid in cash.

Upon the initial formation of the Special Committee on September 30, 2011, the Board authorized the payment of $25,000 per month to Mr. Rich, as the Chairman of the Special Committee, and $20,000 per month to Messrs. Harris and Moore. The Special Committee discontinued its activities in October 2011 and the Special Committee members received one monthly payment for their service on the Special Committee during 2011. As compensation for their service during mid-May 2012 through mid-October 2012 on a committee of the Company's board of directors which primarily evaluated potential transactions and then operational issues involving the Company, the Board authorized the payment to each of Messrs. Rich and Harris of a monthly fee of $10,000. Upon the reestablishment of the Special Committee in July 2012, the Board authorized the payment, for the period of August-November 2012, of $100,000 to Mr. Rich (less his 2011 Special Committee retainer payment of $25,000), as chairman of the Special Committee, and $80,000 to each of Messrs. Harris and Moore (less the 2011 Special Committee retainer payment to each director of $20,000). The monthly compensation arrangement for the Special Committee members was extended by the Board to provide for payment by the Company, during December 2012 through March 2013, of $25,000 per month to Mr. Rich, as Chairman of the Special Committee, and $20,000 per month to each of Messrs. Harris and Moore. The payments to the Special Committee members were not and are not conditioned on the Special Committee approving any outcome or transaction relating to the Company's review of its strategic alternatives.

Indemnification

To the fullest extent permitted by the Delaware General Corporation Law, the Company's charter eliminates the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director and requires the Company to indemnify any current or former director to the fullest extent permitted by law. In addition, the Company has entered into indemnity agreements with its directors and executive officers pursuant to which the Company has agreed to indemnify such directors and executive officers to the fullest extent permitted by law in connection with certain claims.

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Annex D

FORM OF NOMINATION AGREEMENT

THIS NOMINATION AGREEMENT ("Agreement") is entered into and effective as of the "Effective Date" contemplated by the signature page(s) hereto ("Effective Date") by and between Meruelo Investment Partners LLC ("Meruelo") and the "Nominee" party so identified on the signature page hereto ("Nominee").

WHEREAS, Meruelo or Alex Meruelo Living Trust (the "Trust") or one or more other parties related to Meruelo or the Trust desires to name or otherwise designate Nominee as a nominee or alternate nominee for election to the Board of Directors ("Board") of Digital Generation, Inc. ("DGIT" or the "Company"), and, if so nominated, to solicit proxies from the stockholders of the Company for the election of Nominee and other nominees to the Board and the approval of one or more proposals in connection with the next annual meeting of stockholders of the Company or any adjournment or postponement thereof (collectively, the "Proxy Solicitation");

WHEREAS, Nominee has agreed to be nominated by Meruelo for election to the Board; and

WHEREAS, the parties acknowledge that Nominee will, if elected, be required to exercise Nominee's independent judgment in accordance with the fiduciary duties imposed by law in all matters before the Board;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Nomination. Nominee agrees (a) to be named as a nominee or alternate nominee for election to the Board in any and all materials prepared by Meruelo in connection with the Proxy Solicitation (the "Proxy Materials"), (b) to provide true and complete information concerning Nominee and Nominee's background, experience, abilities and integrity as may be reasonably requested from time to time by Meruelo (including, without limitation, all information required to be disclosed to the Securities and Exchange Commission ("SEC") or in the Proxy Materials) and not to make any untrue statement of a material fact in such information or to omit to state a material fact necessary in order to make such information not misleading (which information may be disclosed by Meruelo in the Proxy Materials or otherwise in connection with the Proxy Solicitation), (c) to cooperate with and assist Meruelo in a reasonable manner in any threatened or filed claim, action, suit, proceeding or investigation (each, an "Action") relating to the Proxy Solicitation to the extent that such cooperation would not entail a breach of any fiduciary duty owed by Nominee to the Company or its stockholders and (d) if elected to the Board, to serve as a director of the Company. Notwithstanding any provision of this Agreement, Nominee acknowledges and agrees that (i) Meruelo has no obligation to nominate Nominee to the Board or to commence or complete the Proxy Solicitation and (ii) Meruelo may terminate this Agreement at any time in accordance with Section 5(b), subject to Section 5(c).

2. Status. Nominee is an independent contractor. Nominee shall not be an employee of Meruelo and shall not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to any employee of Meruelo. Nominee shall not direct the work of any employee of Meruelo, make any management decisions on behalf of Meruelo, present himself as an employee of Meruelo or undertake to commit Meruelo to any course of action in relation to any third person.

3. Expenses. Meruelo shall promptly reimburse Nominee for all reasonable out-of-pocket expenses incurred by Nominee prior to the termination of this Agreement in connection with, relating to or arising out of the Proxy Solicitation or Nominee's role or status as a nominee or alternate nominee for election to the Board, including, without limitation, reasonable travel expenses and reasonable expenses of an independent counsel acting for Nominee and the other individuals selected by Meruelo for nomination in connection with the Proxy Solicitation and which does not have any actual or potential conflicts of interests with any such individuals.

4. Indemnification.

(a) Meruelo shall indemnify, defend and hold harmless Nominee from and against any and all reasonable expenses (including, without limitation, reasonable attorneys' fees in accordance with Section 4(b) or if Nominee is a witness relating to any Action, and reasonable travel and lodging fees and expenses relating to any Action), damages, losses, liabilities, judgments and amounts paid or payable in settlement (in accordance with Section 4(b)) (collectively, "Losses") arising out of or in connection with any threatened, pending or completed Action (regardless of whether Nominee is the subject of the Action or involved in an ancillary matter, including without limitation as a witness) in connection with, relating to or arising out of the Proxy Solicitation or Nominee's role or status as a nominee or alternate nominee for election to the Board (but only to the extent relating to actions or omissions that occurred prior to the election and certification of Nominee to the Board); provided that Meruelo shall not be required to indemnify Nominee to the extent it has been finally determined that such Losses result from (i) Nominee's gross negligence, willful misconduct or knowing violation of law or knowing violation of the terms of this Agreement or (ii) reliance by Meruelo on any untrue statement of a material fact contained in the information, or any omission to state a material fact necessary in order to make such information not misleading, in either case that Nominee supplied to Meruelo in writing for inclusion in any materials disclosed by Meruelo in connection with the Proxy Solicitation.

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(b) Upon receipt by Nominee of actual written notice of an Action in respect of which indemnity may be sought by Nominee pursuant to Section 4(a), Nominee shall as promptly as practicable notify Meruelo with respect thereto. In any event, failure to notify Meruelo shall not relieve Meruelo from any obligations which Meruelo may have on account of Section 4(a), except to the extent Meruelo shall have been materially prejudiced by such failure. Meruelo may at its election, or shall if requested by Nominee, assume the defense of and control any such Action, including the employment of counsel that is reasonably satisfactory to Nominee and the timely payment of the reasonable fees and expenses of such counsel, in which event, except as provided below, Meruelo shall not be liable for the fees and expenses of any other counsel retained by Nominee in connection with such Action. In any such Action the defense of which Meruelo shall have so assumed, Nominee shall have the right to participate in (but not control) such Action and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of Nominee unless (i) Meruelo and Nominee shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such Action (including any impleaded parties) include (or are reasonably likely to include) Meruelo and Nominee, both parties are represented by the same counsel and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between Meruelo and Nominee, in which case of either clause (i) or (ii), Meruelo shall timely pay the reasonable fees and expenses of Nominee's counsel. Meruelo shall not be liable for any settlement of any Action effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there is a final judgment against Nominee or other final resolution (e.g. in an arbitration or investigation) of such Action, Meruelo agrees to indemnify Nominee from and against any loss or liability by reason of such settlement, judgment or resolution (including, without limitation, the amounts of such settlement, judgment or resolution) to the extent that such settlement, judgment or resolution relates to any Action with respect to which Nominee is entitled to indemnification hereunder. In no event shall Meruelo settle, without Nominee's prior written consent, any Action in any manner that would impose any injunctive or equitable relief, or admit any criminal liability, against Nominee.

(c) Nominee's right to indemnification under this Section 4 shall include the right to require Meruelo to advance all reasonable expenses (including reasonable attorneys' fees in accordance with Section 4(b)) incurred by Nominee in connection with any Action with respect to which Nominee could be entitled to indemnification hereunder as such expenses are incurred by Nominee. To the extent that it is ultimately determined pursuant to the conditions set forth in Section 4(a) that Nominee is not entitled to indemnification for the advanced expenses, Nominee shall repay the portion of such advanced expenses to which Nominee is not entitled from Meruelo.

5. Effectiveness; Termination.

(a) This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(b) This Agreement shall terminate, subject to Section 5(c), on the earliest to occur of: (i) the election and certification of Nominee to the Board; provided that if the election, qualification or certification of Nominee to the Board is contested on any grounds, this Agreement shall not terminate until such contest has been finally resolved; (ii) the delivery by Meruelo to Nominee of a notice of termination of this Agreement; (iii) the public announcement by Meruelo of its final termination or abandonment of the Proxy Solicitation; (iv) the election and certification of all of the directors of the Board in connection with the annual meeting or any adjournment or postponement thereof if Nominee is not among such directors; and (v) the public announcement by Meruelo of a definitive agreement with respect to a business combination transaction between Meruelo and the Company.

(c) The agreements contained in this Section 5(c) and Sections 3, 4, and 6 shall survive the termination of this Agreement.

6. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

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(b) Entire Agreement; Severability; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, with respect to the subject matter hereof. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) No Assignment; Successors. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns and heirs.

(d) Jurisdiction. The parties hereto agree that any suit, action or proceeding brought by either party hereto seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery. If it is determined that the Court of Chancery does not have proper jurisdiction, such suit, action or proceeding shall be brought in any federal court located in the State of Delaware if such federal court has proper subject matter jurisdiction, and otherwise in any state court located in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in such courts or that any such suit, action or proceeding brought in such courts has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such courts. Without limiting the foregoing, each party agrees that service of process on such party as provided herein shall be deemed effective service of process on such party.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) Notices; Counterparts. Notices and all other communications provided hereunder shall be in writing (including facsimile transmission) and shall be given to such address or facsimile number as either party may have furnished to the other in writing in accordance herewith. All such notices and other communications shall be deemed received on the date of receipt by the recipient. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Remainder of Page Intentionally Left Blank. Signature Page(s) to Follow.

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IN WITNESS WHEREOF, this Agreement is executed and effective as of the Effective Date.

Effective Date:

January 17, 2013

Nominee:

Printed Name: __________________________________

Signature: ______________________________________

ACKNOWLEDGED and Agreed:

Meruelo:

Meruelo Investment Partners LLC

By: ______________________________
Name: ____________________________
Title: _____________________________

Remainder of Page Intentionally Left Blank.

D-4

Annex E

The information below describing beneficial ownership of the Company's securities is based solely on the Company's public filings. For purposes of this Annex E, each reference to "our" is a reference to the Company, unless otherwise required by context.

The following table sets forth the beneficial ownership of our common stock as of December 31, 2012, except as noted, for (a) each stockholder known by us to own beneficially more than 5% of our common stock; (b) each of our directors; (c) each executive officer named in the Summary Compensation Table; (d) and all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

The percentage ownership is based upon 27,667,730 shares of common stock outstanding as of December 31, 2012.

For purposes of the table below, we deem shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days of December 31, 2012 and common stock subject to restricted stock unit awards that will vest within 60 days of December 31, 2012 to be outstanding and to be beneficially owned by the person holding the options or restricted stock unit award for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned as of January 18, 2013(1)
Beneficial Owner	Number of Shares	Percentage of Class
Scott K. Ginsburg(2) Moon Doggie Family Partnership	2,260,154	8.1%
Neil H. Nguyen(3)	311,623	*
Andy Ellenthal	25,000	*
Gal Trifon(4)	80,011	*
Omar A. Choucair(5)	295,561	*
John R. Harris	2,439	*
Jeffrey A. Rich	12,268	*
David M. Kantor(6)	29,268	*
C. H. Moore	4,939	*
Lisa C. Gallagher	22,268	*
Alex Meruelo Living Trust 9550 Firestone Blvd Suite 105 Downey, CA 90241	2,688,956	9.7%
BlackRock Advisors, LLC 40 East 52nd Street New York, NY 10022	2,025,630	7.3%
Clinton Group, Inc 9 West 57th Street 26th Floor New York, NY 10019	1,688,380	6.0%
Anthion Capital GP LLC 160 Mercer St., 2nd Floor New York, NY 10012	1,460,693	5.3%
All directors and executive officers as a group (10 persons)(7)	3,043,531	10.7%

* Less than 1% of the Company's common stock.

E-1

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the Company's knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed is 750 West John Carpenter Freeway, Suite 700, Irving, TX 75039.

(2)	Includes 1,767,642 shares held of record by Scott K. Ginsburg, 1,660 shares held as parent/guardian of minors and 300,852 shares held in the name of Moon Doggie Family Partnership, L.P. Includes options exercisable into 100,000 shares of common stock. (Scott K. Ginsburg is the sole general partner of Moon Doggie Family Partnership, L.P.). Also includes 90,000 shares issuable pursuant to restricted stock units that could be distributed to Mr. Ginsburg within 60 days of December 31, 2012.

(3)	Includes options exercisable into 306,458 shares of common stock.

(4)	Includes options exercisable into 65,511 shares of common stock.

(5)	Includes options exercisable into 290,000 shares of common stock.

(6)	Includes options exercisable into 5,000 shares of common stock.

(7)	Includes options exercisable into 766,969 shares of common stock and 90,000 shares issuable pursuant to restricted stock units that could be distributed to Mr. Ginsburg within 60 days of December 31, 2012.

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GOLD PROXY CARD

FORM OF PROXY CARD

PRELIMINARY COPY

SUBJECT TO COMPLETION

[Reserved for Form of Proxy Card]